Exhibit 99.1

Starry Sea Acquisition Corp. Identifies Target, Announces Binding Letter of Intent for
a Business Combination with Forever Young International Limited.

~ Binding Letter of Intent Represents Confidence Towards De-SPAC Transaction ~

Albany, NY, Sep. 29, 2025 (GLOBE NEWSWIRE) – Starry Sea Acquisition Corp. (“SSEA”) (NASDAQ: SSEA), a publicly traded special purpose acquisition company, today announced the signing of a binding letter-of-intent (“LOI”) for a proposed business combination with Forever Young International Limited. (“Forever Young” or the “Company”), a company engaged in the health industry that provides management and support services to medical institutions in China.

The Transaction

SSEA and Forever Young have agreed to use reasonable best efforts to negotiate and execute a definitive agreement as soon as practicable.

Pursuant to the LOI, the parties contemplate that the pre-money equity value ascribed to Forever Young will be in the range of approximately USD 750 million to USD 900 million, subject to confirmatory due diligence by both parties. The consideration is expected to be comprised of rollover equity to Forever Young’s shareholders in the form of ordinary shares of the post-closing publicly-listed entity, each valued at $10 per share.

The parties have agreed to a sixty (60) day period of mutual exclusivity, which may be extended under certain conditions as specified in the LOI.

Advisors

SSEA is being represented by Torres & Zheng at Law, P.C. with respect to certain legal matters as to United States federal securities and New York State law and Beijing Dacheng Law Offices, LLP (Shanghai) with respect to PRC law. Forever Young is being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law, CM Law with respect to PRC law, and Harney Westwood & Riegels with respect to Cayman Islands law.

About Starry Sea Acquisition Corp.

Starry Sea Acquisition Corp. (Nasdaq: SSEAU, SSEA, SSEAR) is a blank check company incorporated as an exempted company in the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

About Forever Young International Limited.

Forever Young is a health industry company in China that provide management and support services to medical institutions. The Company serves a range of clients including medical institutions in China. Forever Young’s mission is to support medical institutions and contribute to the standardization and quality of China’s primary healthcare services.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this release, including statements regarding the proposed business combination, the negotiation of a definitive agreement, future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. SSEA has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on SSEA’s and Forever Young’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, the ability of the parties to enter into a definitive agreement and satisfy the closing conditions, its limited operating history, competitive factors in Forever Young’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on SSEA’s and Forever Young’s current expectations, assumptions, and projections, which could be incorrect. The forward-looking statements made herein speak only as of the date of this release and SSEA undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed transaction, SSEA will prepare a proxy statement (the “Proxy Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) and mailed to its stockholders. SSEA urges its investors and other interested persons to read, when available, the Proxy Statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed transaction. The Proxy Statement, once available, can be obtained, without charge, at the SEC’s website (http://www.sec.gov).

No Offer or Solicitation

This release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of any business combination. This release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

SSEA and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SSEA’s stockholders, in favor of the approval of the proposed transaction related matters. Information regarding SSEA’s directors and executive officers is contained in the section of SSEA’s Form S-1 titled “Management”, which went effective with the SEC on August 7, 2025. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and other relevant documents filed with the SEC when they become available.

Contact

Yan Liang
Chief Executive Officer
Starry Sea Acquisition Corp.
418 Broadway #7531
Albany, NY, 12207

Email: heidiliang@starryseacorp.com